UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2008

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 10, 2008, AngioDynamics, Inc. (the “Company”) entered into asset purchase agreements with Diomed Holdings, Inc., Diomed, Inc and Diomed Limited for the acquisition of certain Diomed assets in the United States and United Kingdom (the “Asset Purchase Agreements”).  The agreement with Diomed Holdings, Inc. and Diomed, Inc. is subject to an auction process administered by the U.S. bankruptcy court, as a result of Diomed's Chapter 11 bankruptcy proceedings, which commenced on March 14, 2008.

Copies of the Asset Purchase Agreements will be filed with the Company’s Annual Report on Form 10-K and the description below is qualified in its entirety by reference thereto.  The Company has agreed to pay $8 million in cash for the assets of Diomed’s U.S. business engaged in the sale of systems used in the endovenous laser treatment of varicose veins.  In addition, the Company has agreed to pay $3 million in cash for the assets of Diomed’s U.K. business based in Cambridge, England.  Diomed’s U.K. operations manufacture and distribute systems used in the endovenous laser treatment of varicose veins and was placed under the control of a U.K. Insolvency Administrator on March 14, 2008.  The offer to purchase Diomed’s U.S. assets is contingent on the Company’s purchase of Diomed’s U.K. assets.  The offer to purchase Diomed’s UK assets is contingent upon the entry of an order in the U.S. bankruptcy court authorizing the purchase of the U.S. assets.

The Asset Purchase Agreements do not provide for the acquisition of any interest in Diomed's legal judgment against Vascular Solutions, and the Company is not assuming any potential liability with respect to Diomed's litigation with VNUS.

Pursuant to the terms of the agreement with Diomed Holdings and Diomed Inc, the Company may provide up to $1.3 million in debtor-in-possession financing that will be secured by a perfected first priority lien on all of Diomed’s assets in the U.S. and will be repayable together with interest on the earlier of the closing of the transactions contemplated by the Asset Purchase Agreements, the closing of an alternative transaction or May 30, 2008.

A copy of the press release issued by the Company on April 10, 2008, announcing the Asset Purchase Agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This document and its attachments include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "expect," "reaffirm," "anticipate," "plan," "believe," "estimate," "may," "will," "predict," "project," "might," "intend," "potential," "could," "would," "should," "estimate," "seek," "continue," "pursue," or "our future success depends," or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of the Company.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of the Company may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in the Company's reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended June 2, 2007 and Form 10-Q for the period ended February 29, 2008, financial community and rating agency perceptions of the Company; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.  In addition to the matters described above, the ability of the Company to consummate the purchase of the Diomed businesses described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, the outcome of pending patent litigation, overall economic conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, and the effects on pricing from group purchasing organizations and competition, may affect the actual results achieved by the Company.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: April 10, 2008	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 10, 2008.